UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 7, 2020

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	KIN	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	KIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events.

On October 7, 2020, Kindred Biosciences, Inc. (the "Company") and its wholly-owned subsidiary, Centaur Biopharmaceutical, Inc. ("Centaur"), issued respective press releases announcing the Company has expanded its agreement with Vaxart, Inc. ("Vaxart") for the manufacture of Vaxart's oral vaccine for COVID-19 and other vaccine candidates, with manufacturing services to be performed by Centaur. Copies of the press releases by the Company and Centaur are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Kindred Biosciences, Inc. issued on October 7, 2020
99.2	Press Release of Centaur Biopharmaceutical, Inc. issued on October 7, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: October 7, 2020	By: /s/ Richard Chin
Richard Chin, M.D.
Chief Executive Officer